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                                                                    EXHIBIT 23.1

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports on Peak Healthcare, L.L.C. and West Suburban Kidney Center, S.C. dated March 13, 1998, in the Registration Statement (Form S-4 No. 333-XXXXX) of Everest Healthcare Services Corporation for the registration of $100,000,000 of 9 3/4% Senior Subordinated Notes due 2008.

                                                           /s/ ERNST & YOUNG LLP

                                                           ERNST & YOUNG LLP

Chicago, Illinois
June 18, 1998